Exhibit 99.1

Medicine Man Technologies Announces Appointment of Brian Ruden, Founder of the Starbuds Chain of Dispensaries, to its Board of Directors

Cannabis entrepreneur and multi-state operator joins Board to continue strengthening the Company's leadership

DENVER, Dec. 16, 2019 /PRNewswire/ -- Medicine Man Technologies Inc. (OTCQX: MDCL) (the "Company") announced the election of Brian Ruden to its Board of Directors. Ruden is the co-founder and CEO of the Starbuds chain of dispensaries and a recognized business leader in the cannabis community with extensive regulated cannabis knowledge and expertise.

"Brian joins our Board at the forefront of the Company's next stage of growth," said Justin Dye, Chief Executive Officer of Medicine Man Technologies. "As the co-founder and CEO of Starbuds, one of our announced pending acquisitions, Brian is an innovator in the cannabis industry and has demonstrated a successful track record in the national rollout and global expansion of its dispensaries. His experience as an entrepreneur, a lawyer, and a recognized leader will be invaluable to the Company, our employees, our customers and shareholders."

Since 2010, Ruden has owned and operated cannabis businesses under the Starbuds brand. He has grown this brand into multi-state operations including Colorado, Hawaii, Louisiana, Maryland, Massachusetts, Oklahoma, Washington D.C., and international markets. Under his leadership, Starbuds has become one of the most recognized and successful retail cannabis operations in North America. In 2014, Ruden founded Starbuds Consulting, a consulting company which provides strategic advice to start-up cannabis operations. Ruden received his law degree from the University of Denver, Sturm College of Law, and before entering the cannabis industry, he was a tax attorney in Colorado.

"Medicine Man Technologies is a leader in the cannabis industry," said Brian Ruden. "I am excited to bring my experience in creating and growing cannabis operations and look forward to working with the leadership team and the other pioneering entrepreneurs that are slated to join the Medicine Man Technologies team. My goal is to bring a focus on operational excellence, offer a depth and breadth of cannabis products that consumers will enjoy, and drive top and bottom-line growth during this critical time in the Company's evolution."

Mr. Ruden will serve along with the other four directors, Justin Dye, Executive Chairman and Chief Executive Officer of the Company, Andy Williams, Vice-Chair and President of the Company, Bob DeGabrielle Chief Operating Officer of the Company, and Leo Riera, partner at Dye Capital & Company.

For more information about Medicine Man Technologies, please visit https://www.MedicineManTechnologies.com/.

About Medicine Man Technologies

Denver, Colorado-based Medicine Man Technologies (OTCQX: MDCL) is a rapidly growing provider of cannabis consulting services, nutrients, and supplies. The Company's client portfolio includes active and past clients throughout the cannabis industry in 20 states and seven countries. The Company has entered into agreements to become one of the largest vertically integrated seed-to-sale operators in the global cannabis industry. Current agreements will enable Medicine Man Technologies to offer cultivation, extraction, distribution and retail pharma-grade products. Management includes decades of cannabis experience, a unique combination of first movers in industrial cannabis and proven Fortune 500 corporate executives.

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Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Raquel Fuentes

Senior Director, Corporate Communications

303-371-0387

raquel@medicinemantechnologies.com

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